Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Proxy Statement and Prospectus (the Proxy/Prospectus) constituting part of this Registration Statement on Form N-14 (the Registration Statement) of Fidelity Select Portfolios: Materials Portfolio, of our report dated April 23, 2008, on the financial statements and financial highlights included in the February 29, 2008 Annual Report to Shareholders of Fidelity Select Portfolios: Materials Portfolio.

We further consent to the references to our Firm under the headings "Experts" and "Additional Information About the Funds" in the Proxy/Prospectus and to the references to our Firm under the headings "Financial Highlights" in the April 29, 2008 Prospectuses and "Independent Registered Public Accounting Firm" in the April 29, 2008 Statements of Additional Information for Fidelity Select Portfolios: Materials Portfolio and Paper and Forest Products Portfolio, which are also incorporated by reference into the Proxy/Prospectus.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

March 12, 2009